AETNA BALANCED VP, INC.
NSAR Annual Filing
12/31/2000


77A
Is the Registrant filing any of the following attachments with the current filing of Form N-SAR (L)

Y
77B
Accountant's report on internal control (A)

77C
Submission of matters to a vote of security holders (L)
Y
77D
Policies with respect to security investments (L)
N
77E
Legal proceedings (L)
N
77F
Changes in security for debt (A)

77G
Defaults and arrears on senior securities (A)

77H
Changes in control of registrant (L)
Y
77I
Terms of new or amended securities (L)
Y
77J
Re valuation of assets or restatement of capital share account (A)

77K
Changes in registrant's certifying account (A)

77L
Changes in accounting principles and practices (A)

77M
Mergers (L)
N
77N
Actions to be reported pursuant to Rule 2a-7 (A)

77O
Transactions effected pursuant to Rule 10f-3 (A)

77P
Information required to be filed with the registrant's periodic reports pursuant to existing exemptive orders (L)

N
77Q1
Exhibits


(a)	copies of material amendments to charter or by-laws (L)
Y

(b)	copies of text of any proposal described in 77D (L)
[blank]

(c)	copies of amendments described in 77G (A)


(d)	copies of constituent instruments in 77J (A)


(e)	copies of any new/amended investment advisory contracts  (L)
Y

(f)	letters from registrant & auditors pursuant to 77K/77L (A)


(g)	mergers (L)
[blank]
77Q2


77Q3


80-85
Fidelity Bond (L)




A	=	Aeltus Investment (Mark Baral)
L	=	Law (Michael Gioffre, Ellen Valvo)




Screens 41 & 42 are to be filed only once each year, at end of Registrant's/ Series' fiscal year.

80
Fidelity bond(s) in effect at the end of the period:


A) Insurer name: GULF INSURANCE COMPANY


B) Second insurer:


C) Aggregate face amount of coverage for Registrant/Series on all bonds on which it is named as an insured. (000's omitted)


20,000
81
A) Is the bond part of a joint fidelity bond(s) shared with other investment companies, or entities? (Y or N)

Y

B) If answer to 81A is "Y" (Yes), how many other investment companies or other entities are covered by the bond? (Count each series as a separate investment company.)


50
82
A) Does the mandatory coverage of the fidelity bond have a deductible?  (Y or N)

N

B) If the answer to 82A is "Y" (Yes), what is the amount of the deductible? ($000's omitted)


83
A) Were any claims with respect to this Registrant/Series filed under the bond during the period? (Y or N)

N

B) If the answer to 83A is "Y" (Yes), what was the total amount of such claims? ($000's omitted)


84
A) Were any losses incurred with respect to this Registrant/Series that could have been filed as a claim under the fidelity bond but were not? (Y or N)


N

B) If the answer to 84A is "Y" (Yes), what was the total amount of such losses? ($000's omitted)


85
A) Are Registrant's/Series' officers and directors covered as officers and directors of Registrant/Series under any errors and omissions insurance policy owned by the Registrant/Series or anyone else? (Y or N)



Y

B)Were any claims filed under such policy during the period with respect to the Registrant/Series? (Y or N)

N




Sub-Item 77C - Submission of Matters to a Vote of Security Holders		Y

(a)  A special meeting was held on November 22, 2000.

(b)  The following Directors were elected:

J. Scott Fox
John Y. Kim*
Albert E. DePrince, Jr.
Sidney Koch
Maria T. Fighetti
Corine T. Norgaard
David Grove
Richard G. Scheide

*John Y. Kim resigned from his position as Director of the Fund effective
 January 31, 2001.

(c)	The matter voted upon at the special meeting was to 1) consider the election of 8 Directors to serve until their successors are elected and qualified; 2) approve a new advisory agreement; and 3) ratify the selection of KPMG LLP as independent auditors for the Fund for the fiscal year ended December 31, 2001.

(1)	To consider and vote on the election of 8 Board members to serve until their successors are elected and qualified:

					J. Scott Fox

Number of affirmative votes: 	79,337,443.482
Number of negative votes:	3,354,074.557


	Albert E. DePrince, Jr.

Number of affirmative votes: 	79,402,377.794
Number of negative votes:	3,289,140.245


					Maria T. Fighetti

Number of affirmative votes: 	79,348,033.773
Number of negative votes:	3,343,484.266


	   		David Grove

Number of affirmative votes: 	79,267,364.091
Number of negative votes:	3,424,153.948


					John Y. Kim

Number of affirmative votes: 	79,364,633.400
Number of negative votes:	3,326,884.639


	Sidney Koch

Number of affirmative votes: 	79,400,713.727
Number of negative votes:	3,290,804.312


			  Corine T. Norgaard

Number of affirmative votes: 	79,371,997.471
Number of negative votes:	3,319,520.568


			   Richard G. Scheide

Number of affirmative votes: 	79,285,612.129
Number of negative votes:	3,405,905.910


(2) to approve a new Investment Advisory Agreement between the Fund and Aeltus Investment Management, Inc.:

Number of affirmative votes: 	76,909,149.742
Number of negative votes:	3,226,883.336
Number of abstaining votes:	2,555,484.961

(3) to ratify the selection of KPMG LLP as independent auditors for the fiscal year ending December 31, 2001:

Number of affirmative votes: 	78,446,562.925
Number of negative votes:	1,842,575.509
Number of abstaining votes:	2,402,379.605


Sub-Item 77H - Changes in control of registrant	Y		Y

(a) On December 13, 2000, Aetna Inc., the former indirect parent company of Aetna Life Insurance and Annuity Company ("ALIAC"), sold its financial services and international businesses, including ALIAC, to ING Groep N.V.
 (ING).

As of December 29, 2000, ALIAC, and its affiliates, owned 100.00% of Registrant's outstanding voting securities, through direct ownership or through one of ALIAC's separate accounts.

(b)  See 77H (a).


Sub-Item 77I - Terms of new or amended securities	Y		Y


On December 13, 2000, the directors of the Registrant approved an amendment to the Fund's By-Laws. The amendment replaced the requirement that the Board of Directors set a record date, for the determination of shareholders entitled to vote at a shareholder meeting or shareholders entitled to receive payment of any dividend, not more than 60 days prior to the date on which the meeting or particular action requiring such determination of shareholders is to be held or taken. That requirement was replaced wit record date not more than 90 days prior to the meeting date on which the meeting or action requiring such determination of shareholders is to be held or taken.




Sub-Item 77Q1 - Exhibits	Y

(a) 1.	The Board of Directors of Aetna Balanced VP, Inc., by unanimous written consent dated September 7, 2000, approved an amendment to the By-Laws of Aetna Balanced VP, Inc. Article I, Section 7 of the By-Laws of Aetna Balanced VP, Inc. was amended, in its entirety, as follows:

Section 7.	PROXIES.  Any Shareholder entitled to vote at any meeting of
 Shareholders may vote either in person or by proxy. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed by the Shareholder or by his duly authorized attorney in any manner permitted by law and dated, but need not be sealed, witnessed or acknowledged. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained ly designed to verify that such instructions have been authorized by such Shareholder shall be deemed to constitute execution of such proxy by or on behalf of such Shareholder. Unless a proxy provides otherwise, no proxy which is dated more than eleven months before the meeting named therein shall be accepted. All proxies shall be filed with and verified by the Secretary, or an Assistant Secretary of the Corporation or if the meeting shall so decide, by the Secretary of the meeting. A proxy with respect
o or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise.

(a) 2.	The Board of Directors of Aetna Balanced VP, Inc., at a Board meeting on December 13, 2000, approved an amendment to the By-Laws of Aetna Balanced VP, Inc. The amendment deleted Section 3 of Article V of the By-Laws and inserted in lieu thereof the following:

Section 3. CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE. The Board of Directors may fix in advance a date as the record date for the purpose of determining Shareholders entitled to notice of or to vote at any Meeting of Shareholders or Shareholders entitled to receive payment of any dividend or the allotment of any other rights. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a Meeting of days, before the date on which the meeting or particular action requiring such determination of Shareholders of record is to be held or taken. In lieu of fixing a record date, the Board of Directors may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining Shareholders entitled to notice of or to vote at a Meeting of Shareholders, such books shall be closed for at least 10 days before th record date is fixed and the share transfer books are not closed for the determination of Shareholders, the record date will be determined in accordance with applicable law.




Sub-Item 77Q1 - Exhibits	Y


(e)	Investment Advisory Agreement for Aetna Balanced VP, Inc. is attached herewith.


INVESTMENT ADVISORY AGREEMENT
THIS AGREEMENT is made by and between AELTUS INVESTMENT MANAGEMENT, INC. a
 Connecticut corporation (the "Adviser") and AETNA BALANCED VP, INC., a
 Maryland corporation (the "Fund"), as of the date set forth above the parties' signatures.
W I T N E S S E T H
WHEREAS, the Fund is registered with the Securities and Exchange Commission
 (the "Commission") as an open-end, diversified, management investment company under the Investment Company Act of 1940 (the "1940 Act"); and
WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"),
 and is in the business of acting as an investment adviser; and
WHEREAS, the Fund and the Adviser desire to enter into an agreement to provide for investment advisory and management services for the Fund on the terms and conditions hereinafter set forth;
NOW THEREFORE, the parties agree as follows:
I.	APPOINTMENT AND OBLIGATIONS OF THE ADVISER
Subject to the terms and conditions of this Agreement and the policies and control of the Fund's Board of Directors (the "Board"), the Fund hereby appoints the Adviser to serve as the investment adviser to the Fund, to provide the investment advisory services set forth below in Section II.
 The Adviser agrees that, except as required to carry out its duties under this Agreement or otherwise expressly authorized, it is acting as an independent contractor and not as an agent of the Fund and has no authority to
in any way.
II.	DUTIES OF THE ADVISER
In carrying out the terms of this Agreement, the Adviser shall do the following:
	1.	supervise all aspects of the operations of the Fund;
	2.	select the securities to be purchased, sold or exchanged by the Fund or otherwise represented in the Fund's investment portfolio, place trades for all such securities and regularly report thereon to the Board;
	3.	formulate and implement continuing programs for the purchase and sale of securities and regularly report thereon to the Board;
	4.	obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Fund, securities held by or under consideration for the Fund, or the issuers of those securities;
	5.	provide economic research and securities analyses as the Adviser considers necessary or advisable in connection with the Adviser's performance of its duties hereunder;
	6.	obtain the services of, contract with, and provide instructions to custodians and/or subcustodians of the Fund's securities, transfer agents, dividend paying agents, pricing services and other service providers as are necessary to carry out the terms of this Agreement; and
	7.	take any other actions which appear to the Adviser and the Board necessary to carry into effect the purposes of this Agreement.
III.	REPRESENTATIONS AND WARRANTIES
	A.	Representations and Warranties of the Adviser
	The Adviser hereby represents and warrants to the Fund as follows:
		1.	Due Incorporation and Organization. The Adviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.
		2.	Registration. The Adviser is registered as an investment adviser with the Commission under the Advisers Act. The Adviser shall maintain such registration in effect at all times during the term of this Agreement.
		3.	Best Efforts. The Adviser at all times shall provide its best judgment and effort to the Fund in carrying out its obligations hereunder.
	B.	Representations and Warranties of the Fund
	The Fund hereby represents and warrants to the Adviser as follows:
		1.	Due Incorporation and Organization. The Fund has been duly incorporated under the laws of the State of Maryland and it is authorized to enter into this Agreement and carry out its obligations hereunder.
		2.	Registration. The Fund is registered as an investment company with the
 Commission under the 1940 Act and shares of the Fund are registered or qualified for offer and sale to the public under the Securities Act of 1933 and all applicable state securities laws. Such registrations or qualifications will be kept in effect during the term of this Agreement.
IV.	DELEGATION OF RESPONSIBILITIES
Subject to the approval of the Board and the shareholders of the Fund, the
 Adviser may enter into a Subadvisory Agreement to engage a subadviser to the
 Adviser with respect to the Fund.


V.	BROKER-DEALER RELATIONSHIPS
	A.	Portfolio Trades
	The Adviser shall place all orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser. The
 Adviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received.
	B.	Selection of Broker-Dealers
	In selecting broker-dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage or research services (as those terms are defined in Section 28(e) of the Securities
 Exchange Act of 1934) to the Adviser and/or the other accounts over which the Adviser or its affiliates exercise investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage or research services a commission for executing a portfolio transaction fo the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer and is paid in compliance with Section 28(e). This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Adviser and its affiliates have with respect to accounts over discretion. The Adviser may consider the sale of shares of the Fund and of other investment companies advised by the Adviser as a factor in the selection of brokers or dealers to effect transactions for the Fund, subject to the Adviser's duty to seek best execution. The Adviser may also select brokers or dealers to effect transactions for the Fund that provide payment for expenses of the Fund. The Board shall periodically review the commissions paid by the Fund to determine if the commissions p ns paid over repr reasonable in relation to the benefits received.
eement shall automatically terminate in the event of its "assignment"
 (as defined in Section 2(a)(4) of the 1940 Act).
XV.	LIABILITY
The Adviser shall be liable to the Fund and shall indemnify the Fund for any losses incurred by the Fund, whether in the purchase, holding or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Adviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Adviser of its duties under this Agreement, in connection with the services rendered by the Adviser her
XVI.	NOTICES
Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such addresses shall be:
if to the Fund:
10 State House Square
Hartford, Connecticut 06103
Fax number 860/275-2158
Attention:  President
if to the Adviser:
10 State House Square
Hartford, Connecticut 06103
Fax number 860/275-4440
Attention:  President or Chief Compliance Officer
XVII.	QUESTIONS OF INTERPRETATION
This Agreement shall be governed by the laws of the State of Connecticut.
 Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules or orders of the Commission issued pursuant to the 1940 Act, o terpretive positions taken by the Commission staff. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this Agreement is revised by rule or order of the Commission, such provisions shall be deemed to incorporate the effect of such rule or order.
XVIII.  SERVICE MARK
The service mark of the Fund and the name "Aetna" have been adopted by the Fund with the permission of Aetna Services, Inc. (formerly known as Aetna Life and Casualty Company) and their continued use is subject to the right of Aetna Services, Inc. to withdraw this permission in the event the Adviser or another affiliated corporation of Aetna Services, Inc. should not be the investment adviser of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the 13th day of December, 2000.

Aeltus Investment Management, Inc.
Attest:

By:
/s/ Michael Gioffre

By:
/s/ Frank Litwin
Name: Michael Gioffre		Name: Frank Litwin
Title:   Secretary		Title: 	Managing Director
	Aetna Balanced VP, Inc.
Attest:

By:
/s/ Michael Gioffre

By:
/s/ Frank Litwin
Name: Michael Gioffre		Name: Frank Litwin
Title:   Secretary		Title: 	Managing Director